UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 27, 2021

EASTERN BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Franklin Street			02110
Boston	,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (800) 327-8376
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On July 22, 2021, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Eastern Bankshares, Inc. (“Company”) approved an amendment (“SERP Amendment”) to the Eastern Bank Supplemental Executive Retirement Plan, the Company’s defined contribution executive retirement plan (“SERP”). The SERP is a supplemental executive retirement plan in which certain of the Company’s executive officers, including its chair and chief executive officer, its president and its chief financial officer, participate. As described in the Company’s definitive proxy statement for its 2021 annual meeting of shareholders filed with the Securities and Exchange Commission (“SEC”) on April 1, 2021, the Committee had planned to evaluate the SERP, in light of the Company’s initial public offering in October 2020 and to better align the Company’s long-term executive compensation and benefit programs with shareholder value creation.

Under the terms of the SERP, each executive participating in the SERP becomes entitled to receive a benefit following his separation from service with the Company. The SERP provides that an executive’s account is credited monthly by the Company, at 20% of his salary and 20% of his target short-term incentive compensation (subject to an adjustment when the actual short-term incentive compensation is determined), for the duration of his service with the Company. A participating executive officer is entitled to a payout of his SERP account balance as a lump sum or in annual installments, as determined in accordance with the terms of the plan.

The SERP Amendment provides that the SERP shall freeze, effective as of December 31, 2021 (the "Plan Freeze Date"). Following adoption of the SERP Amendment, the monthly percentage contributed by the Company on an executive’s salary and short-term incentive compensation earned after the Plan Freeze Date shall be zero, except with respect to compensation that is attributed to an executive’s service in 2021 that is paid on or before March 15, 2022 (“Residual Bonus Compensation”). The monthly percentage contribution on the Residual Bonus Compensation shall be the same as the percentage contribution credited to participants’ accounts prior to adoption of the SERP Amendment. Under the terms of the SERP Amendment, participants’ accounts shall continue to be administered in accordance with the SERP plan documents until their respective separations from service.

Additional information regarding the SERP can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC. The foregoing description of the SERP Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the SERP Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: July 27, 2021	By:	/s/ James B. Fitzgerald
James B. Fitzgerald
Chief Financial Officer